EXHIBIT 23.1
                                                                   ------------

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation of our report dated July 2, 2001, on the financial statements of Heartsoft, Inc. (the "Company") at March 31, 2000 and 1999, included in this Annual Report on Form 10-KSB for the year ended March 31, 2000, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-23138D).


TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
July 13, 2001